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                                                                    EXHIBIT 23.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the prospectus supplement to the Registration Statement on Form S-3 (Registration No. 333-80063) of Waste Management, Inc. of our report dated March 16, 1998 relating to the consolidated financial statements of the operations, stockholders' equity, and cash flows of USA Waste Services, Inc. for the year ended December 31, 1997 which appear in Waste Management, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1999. We also consent to the reference to us under the heading "Experts" in the prospectus supplement, which is part of such Registration Statement.


/s/ PRICEWATERHOUSECOOPERS LLP

PricewaterhouseCoopers LLP
Houston, Texas
February 2, 2001